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																										    Exhibit 20b
Metris Receivables, Inc.                                          Metris Master Trust                             Monthly Report
Certificateholder's Statement                                        Series 1997-1                                        Aug-97
Section 5.2                                         Class A          Class B         Class C         Class D          Total
(i)   Certificate Amount                        616,250,000.00   106,250,000.00   72,250,000.00   55,250,000.00   850,000,000.00
(ii)  Certificate Principal Distributed                   0.00             0.00            0.00                             0.00
(iii) Certificate Interest Distributed            3,528,031.25       629,531.25      429,351.10                     4,586,913.60
(iv) Principal Collections                       27,715,141.53     4,778,472.68    3,249,361.42    2,474,331.07    38,217,306.70
(v)  Finance Charge Collections                  12,586,222.48     2,170,038.36    1,475,626.08    1,123,452.09    17,355,339.01
     Recoveries                                      65,965.20        11,373.31        7,733.85        5,914.12        90,986.48
     Principal Account Earnings                           0.00             0.00            0.00            0.00             0.00
     Accum. Period Reserve Acct. Earnings                 0.00             0.00            0.00            0.00             0.00
     Pre-Funding Account Earnings                         0.00             0.00            0.00            0.00             0.00
       Total Finance Charge Collections          12,652,187.68     2,181,411.67    1,483,359.93    1,129,366.21    17,446,325.49
	 Total Collections                       40,367,329.20     6,959,884.35    4,732,721.36    3,603,697.29    55,663,632.19
(vi) Aggregate Amount of Principal Receivables                                                                  2,142,453,866.33
     Invested Amount (End of Month)             616,250,000.00   106,250,000.00   72,250,000.00   55,250,000.00   850,000,000.00
     Floating Allocation Percentage                28.7637465%       4.9592666%      3.3723013%      2.5788187%      39.6741332%
     Fixed/Floating Allocation Percentage                  N/A              N/A             N/A             N/A       0.0000000%
     Invested Amount (Beginning of Month)       616,250,000.00   106,250,000.00   72,250,000.00   55,250,000.00   850,000,000.00
     Average Daily Invested Amount                                                                                849,799,342.04
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                          86.54%  1,919,195,204.54
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                        6.80%    150,725,683.86
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                       2.29%     50,856,353.96
       90 Days and Over (60+ Days Contractually Delinquent)                                              4.37%     96,869,205.25
	 Total Receivables                                                                             100.00%  2,217,646,447.61
(viii) Aggregate Investor Default Amount                                                                            6,806,760.63
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                        9.43%
(ix)  Charge-Offs                                         0.00            0.00             0.00                             0.00
(x)   Servicing Fee                                                                                                 1,443,835.62
(xi)  Pool Factor                                    1.0000000       1.0000000        1.0000000
(xii) Unreimbursed Reallocated Principal Collections                      0.00             0.00          0.00               0.00
(xiii) Excess Funding Account Balance                                                                                       0.00
       Pre-Funding Account Balance                                                                                          0.00
(xiv) Class C Reserve Amount                                                                                                0.00
      Class C Reserve Account Balance                                                                                       0.00
      Class C Trigger Event Occurrence                                                                                      None
(xv) Number of New Accounts Added to the Trust                                                                                 0
(xvi) Average Net Portfolio Yield                                                                                       14.7414%
(xvii) Minimum Base Rate                                                                                                 8.8669%
(xviii) Principal Funding Account Balance                                                                                   0.00
(xix) Accumulation Shortfall                                                                                                 N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                                          March 2001
      Accumulation Period Length                                                                                             N/A
(xxi) Required Reserve Account Amount                                                                                        N/A
      Available Reserve Account Amount                                                                                       N/A
      Covered Amount                                                                                                         N/A
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